Martinez Refinery and Logistics Assets
Combined Financial Statements
Year ended December 31, 2019

Table of Contents

Combined Financial Statements	Page(s)
Independent Auditor's Report	1
Combined Balance Sheet	2
Combined Statement of Operations	3
Combined Statement of Changes in Net Parent Investment	4
Combined Statement of Cash Flows	5
Notes to Combined Financial Statements	6-17

Independent Auditor’s Report

To the Management of
Shell Oil Company

Report on the Financial Statements
We have audited the accompanying combined financial statements of Martinez Refinery and Logistics Assets (the Company), which comprise the combined balance sheet as of December 31, 2019, the related combined statements of operations, changes in net parent investment and cash flows for the year then ended, and the related notes to the combined financial statements (collectively, the financial statements).

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Martinez Refinery and Logistics Assets as of December 31, 2019, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter
As disclosed in Note 4 to the combined financial statements, on June 11, 2019, a wholly owned subsidiary of Shell Oil Company entered into an agreement to sell the Martinez Refinery and Logistics Assets to PBF Energy, Inc. The transaction closed on February 1, 2020. Our opinion is not modified with respect to this matter.

/s/ RSM US LLP

Houston, Texas
April 17, 2020

Martinez Refinery and Logistics Assets
Combined Balance Sheet
(in millions of dollars)

	Notes	As of December 31, 2019
Assets
Current assets
Inventory	6	$325.5
Accounts receivable - related parties	—	120.5
Accounts receivable - third parties	—	0.3
Other current assets	15	41.4
Prepaid expenses	—	14.7
Total current assets		502.4
Property, plant and equipment, net	5	1,298.4
Other non-current assets	15	27.0
Total assets		$1,827.8

Liabilities
Current liabilities
Accounts payable - related parties	—	$235.6
Accounts payable - third parties	—	95.8
Accrued liabilities - current	14	54.1
Total current liabilities		385.5
Accrued liabilities - non-current	14	33.3
Non-current deferred tax liability, net	11	21.6
Capital lease obligations	13	55.9
Total liabilities		496.3

Net parent investment
Net parent investment	—	1,331.5
Total net parent investment		1,331.5
Total liabilities and net parent investment		$1,827.8

The accompanying notes are an integral part of the combined financial statements.

Martinez Refinery and Logistics Assets
Combined Statement of Operations
(in millions of dollars)

	Notes	For the year ended December 31, 2019

Revenue	12	$3,814.9
Costs and expenses
Cost of sales	7	3,473.6
General and administrative expenses - third parties	—	164.7
General and administrative expenses - related parties	7	83.6
Operations and maintenance - third parties	—	142.2
Operations and maintenance - related parties	—	84.2
Property and other taxes	—	18.9
Depreciation and amortization	—	156.1
Loss on disposal of fixed assets	—	10.6
Operating loss		(319.0)

Interest expense	13	3.9
Loss before taxes		(322.9)

Income tax benefit	11	(89.8)

Net loss		$(233.1)

The accompanying notes are an integral part of the combined financial statements.

Martinez Refinery and Logistics Assets
Combined Statement of Changes in Net Parent Investment
(in millions of dollars)

For the year ended December 31, 2019

Balance, beginning of the year	$1,169.5
Net loss	(233.1)
Net contributions from Parent	395.1
Balance, end of the year	$1,331.5

The accompanying notes are an integral part of the combined financial statements.

Martinez Refinery and Logistics Assets
Combined Statement of Cash Flows
(in millions of dollars)

For the year ended December 31, 2019

Operating activities
Net loss	$(233.1)
Adjustments to reconcile net loss to net cash flows:
Depreciation and amortization	156.1
Deferred income taxes	(89.8)
Loss on disposal of fixed assets	10.6
Changes in assets and liabilities:
Inventories	(67.7)
Other current assets	19.2
Accounts receivable - related parties	(7.4)
Accounts receivable - third parties	0.5
Prepaid expenses	(0.7)
Non-current receivables - third parties	0.2
Other non-current assets	(22.3)
Accounts payable - related parties	54.4
Accounts payable - third parties	(9.8)
Accrued liabilities - current	(24.5)
Accrued liabilities - non-current	10.9
Net cash flows used in operating activities	(203.4)

Investing activities
Capital expenditures	(186.2)
Net cash flows used in investing activities	(186.2)

Financing activities
Capital lease obligations	(5.5)
Net contributions from Parent	395.1
Net cash flows provided by financing activities	389.6

Net change in cash and cash equivalents	—
Cash and cash equivalents at beginning of the year	—
Cash and cash equivalents at end of the year	$—

The accompanying notes are an integral part of the combined financial statements.

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

1	Nature of Operations and Basis of Presentation

Nature of Operations

Martinez Refinery and Logistics Assets (“carve-out operations,” “Asset Group,” “we,” “us,” or “our”) are a group of downstream assets that operate in Martinez, California. We are owned and operated by subsidiaries of Shell Oil Company. The term “Parent” refers collectively to Royal Dutch Shell plc, Shell Oil Company, and its subsidiaries.

Our carve-out operations consist of the operation of a refinery located in Martinez, California, that processes predominantly heavy and sour crude to produce primarily regular gasoline, premium gasoline, jet fuel, and diesel fuel. In addition, the carve-out operations also consist of the Martinez truck rack, which facilitates vehicle distribution and includes terminal capacity.

Basis of Presentation

The accompanying combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

The combined financial statements have been prepared on a historical cost basis. The accompanying combined financial statements were derived from the financial statements and accounting records of our Parent. These combined financial statements reflect the historical results of operations, financial position, and cash flows of the carve-out operations. All intercompany transactions and accounts between us and our Parent have been reflected as net parent investment in the accompanying combined balance sheet.

The accompanying combined statement of operations also includes expense allocations for certain functions historically performed by our Parent, including allocations of general corporate expenses related to finance, legal, information technology, human resources, communications, ethics and compliance, shared services, employee benefits and incentives, insurance, and share-based compensation. The portion of expenses specifically identifiable to the carve-out operations is directly expensed to us, with the remainder allocated based on equivalent distillation capacity, which is a reflection of refinery capacity. Our management believes the assumptions underlying the accompanying combined financial statements, including the assumptions regarding allocation of expenses from the Parent, are reasonable. Nevertheless, the accompanying combined financial statements may not include all the expenses that would have been incurred or reflect our results of operations, financial position, and cash flows had we been a stand-alone company during the year presented.

We did not maintain separate bank accounts for the carve-out operations. The cash generated and used by our operations is deposited to our Parent’s centralized account, which is commingled with the cash of other entities controlled by our Parent. Our Parent funds our operating and investing activities, as needed. Accordingly, we did not record any cash and cash equivalents held by our Parent on our behalf for the year presented. We reflected the cash generated by our operations and expenses paid by our Parent on

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

behalf of our operations as a component of net parent investment on the accompanying combined balance sheet, combined statement of changes in net parent investment, and net contributions from Parent on the accompanying combined statement of cash flows.

2	Summary of Significant Accounting Policies

Revenue Recognition

Our revenues are generated from contracts with customers through the sale of refined petroleum products. The recognition of revenue occurs when we have met our performance obligations, which generally occurs when the product is shipped or delivered to the customer, and for a transaction price that is allocated to the performance obligation. Any revenue derived from sources other than contracts with customers is immaterial.

While our contracts with customers represent the final terms of sale, including the description, quantity, and price for the goods sold, the recognized price may be based on commodity market pricing (i.e., variable consideration). As such, the pricing may not be known until the contract is fulfilled.

Net Parent Investment

In the accompanying combined balance sheet, net parent investment represents our Parent’s historical investment in us, our accumulated net earnings, and the net effect of transactions with and allocations from our Parent.

Property, Plant, and Equipment

Property, plant, and equipment are initially recorded on the combined balance sheet at cost where it is probable that they will generate future economic benefits. Property, plant, and equipment are subsequently recognized at cost, less accumulated depreciation on the combined balance sheet. Cost of repairs from normal maintenance of property are expensed as incurred. Gains and losses on disposal of property, plant, and equipment are determined by comparing disposal proceeds with the carrying amounts of assets sold and recognized in the combined statement of operations as gain or loss on disposal of property, plant, and equipment.

Depreciation

Refining facilities and related equipment are depreciated on a straight-line basis over their useful lives of two to 40 years. Where facilities and equipment, including major components, are significant in relation to the total cost of the assets and have differing useful lives, they are depreciated separately. Major inspection costs and overhaul and turnaround activities are depreciated over the estimated period before the next planned major activity (two to eight years). Capital expenditures are not depreciated until assets are substantially complete and ready for their intended use.

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

Impairment of Assets

We evaluate long-lived assets of identifiable business activities for impairment when events or changes in circumstances indicate, in our management’s judgment, the carrying value of such assets may not be recoverable. These events include market declines that are believed to be other than temporary, changes in the way we intend to use a long-lived asset, decisions to sell an asset, and adverse changes in the legal or business environment, such as adverse actions by regulators. If an event occurs, which is a determination that involves judgment, we perform an impairment assessment by comparing our management’s estimate of forecasted undiscounted future cash flows associated with the asset to the asset’s net book value. If the net book value exceeds our estimate of forecasted undiscounted cash flows, an impairment is calculated as the amount the net book value exceeds the estimated discounted future cash flows associated with the asset. We did not recognize any asset impairments during the year ended December 31, 2019.

Cost Classification

Cost of sales includes the purchase of material inputs into our refining process, utilities used in refining process, and the cost of emissions compliance.

Our operation and maintenance expenses include direct labor costs, repairs and maintenance, chemicals and catalysts, plant insurance, outside services, and some operational support services provided by our parent.

Historically, our Parent and its related parties performed certain services, which directly and indirectly supported our operations. Personnel and operating costs incurred by our Parent on our behalf were charged to us and are included in either general and administrative expenses or operations and maintenance expenses, depending on the nature of the employee’s role in our operations in the accompanying combined statement of operations. Our Parent also performs certain general corporate functions for us related to finance, legal, information technology, human resources, communications, ethics and compliance, and other shared services. See Note 7 - Related-Party Transactions for further discussion on our related-party transactions.

Income Taxes

The Asset Group has never filed a state or federal tax return prior to now. We used the separate return method to calculate the estimated tax impact for the purposes of these carve-out financial statements.

Pension and Other Postretirement Benefits

We participate in employee benefit programs sponsored by our Parent, consisting of a defined benefit pension plan and other postretirement benefits, including certain health care and life insurance benefits, for its retired employees and eligible surviving dependents. The estimated future cost of providing defined

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

benefit pension and other postretirement benefits to all members of the program is determined by the Parent using its best estimate of demographic and financial assumptions.
For purposes of these combined financial statements, we are considered as participating in multiemployer benefit plans of our Parent. For presentation of these accompanying combined financial statements, our portion of employee benefit plan costs have been allocated to us as a charge to us by Shell Oil Company. Shell Oil Company sponsors various employee pension and postretirement health and life insurance plans. For purposes of these accompanying combined financial statements, we are considered to be participating in multiemployer benefit plans of Shell Oil Company. We participate in the following defined benefit plans: Shell Oil Pension Plan, Alliance Pension Plan, Shell Benefit Restoration Pension Plan, Alliance Restoration Plan, Shell Oil Retiree Health Care Plan, Shell Retiree Medical Plan, and Pennzoil-Quaker State Retiree Medical & Life Insurance. As a participant in multiemployer benefit plans, we recognize as expense an allocation from Shell Oil Company, and we do not recognize any employee benefit plan assets or liabilities. Pension expenses are included in general and administrative in the accompanying combined statement of operations.

Inventories

Inventories of crude oil and refined products are valued at the lower of cost or net realizable value, using the first-in, first-out method. Costs include direct expenditures incurred in bringing an item or product to its existing condition and location. Materials and supplies are valued at the lower of cost or net realizable value.

Net realizable value is the estimate of the selling price in the ordinary course of business, less selling expenses. See Note 6 – Inventory for additional information.

Environmental Compliance Program Costs

We are subject to federal, state, and local environmental laws and regulations. Environmental expenditures are expensed or capitalized depending on their economic benefit. We expense costs, such as permits, compliance with existing environmental regulations, remedial investigations, soil sampling, testing, and monitoring costs to meet applicable environmental laws and regulations, where prudently incurred or determined to be reasonably possible in the ordinary course of business. We also expense costs relating to an existing condition caused by past operations, which do not contribute to current or future revenue generation. We record environmental liabilities when environmental assessments and/or remedial efforts are probable, and we can reasonably estimate the costs. Generally, our recording of these accruals coincides with our completion of a feasibility study or our commitment to a formal plan of action. We recognize receivables for anticipated associated insurance recoveries when such recoveries are deemed to be probable. We recognized environmental remediation liabilities totaling $8.9 million as of December 31, 2019. Environmental remediation liabilities were included as a part of current and noncurrent accrued liabilities on the combined balance sheet. See Note 14 – Accrued Liabilities Current and Noncurrent for a full breakdown of accrued liabilities.

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

We are subject to California State Assembly Bill 32, which institutes a state-wide cap and trade system for carbon dioxide emissions. To meet our emission obligations, we purchase emissions credits when our obligation can be reasonably estimated. See Note 14 – Accrued Liabilities Current and Noncurrent and Note 15 – Other Assets Current and Noncurrent for a breakdown of our liabilities and assets related to emissions. See Note 9 – Environmental Compliance Activities for additional information.

As our refinery resides within the United States, we are subject to biofuel requirements under the Renewable Fuels Standards (“RFS”) that requires us to purchase renewable identification numbers (“RINs”) credits to meet our obligation. See Note 14 – Accrued Liabilities Current and Noncurrent and Note 15 – Other Assets Current and Noncurrent for a breakdown of our liabilities and assets related to RINs compliance. See Note 9 - Environmental Compliance Activities for additional information.

Asset Retirement Obligations

The Asset Group is built and used for an indefinite time and there has been no formal decision taken on the closure and dismantling of these assets. We determined that the Asset Group has an indefinite life, and as such, the fair values of those associated retirement obligations are not reasonably estimable. Although individual assets will be replaced as needed, our carve-out operations will continue to exist for an indefinite useful life. As such, there is uncertainty around the timing of any asset retirement activities. As a result, we determined that there is not sufficient information to make a reasonable estimate of the asset retirement obligations for our assets, and we have not recognized any asset retirement obligations as of December 31, 2019.

Legal

We are subject to litigation and regulatory proceedings as the result of our business operations and transactions. We utilize both internal and external counsel in evaluating our potential exposure to adverse outcomes from orders, judgments, or settlements. In general, we expense legal costs as incurred. When we identify specific litigation that is expected to continue for a significant period, is reasonably possible to occur and may require substantial expenditures, we identify a range of possible costs expected to be required to litigate the matter to a conclusion or reach an acceptable settlement, and we accrue for the best estimate in the range. To the extent actual outcomes differ from our estimates, or additional facts and circumstances cause us to revise our estimates, our earnings will be affected.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the accompanying combined financial statements and notes. While management believes current estimates are reasonable and appropriate, actual results could differ from those estimates.

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

Estimates and judgments are continually evaluated by management and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

3	Recent Accounting Pronouncements

Topic 842, Leases

In February 2016, the Financial Accounting Standards Board issued an accounting standard update to Topic 842, Leases, which requires lessees to recognize assets and liabilities for leases with lease terms greater than 12 months in the statement of financial position. This update also requires improved disclosures to help users of financial statements better understand the amount, timing, and uncertainty of cash flows arising from leases. This provision was effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, for private companies, with early adoption permitted. In November 2019, the Financial Accounting Standards Board issued an update to extend the effective date to fiscal years beginning after December 15, 2020. We do not intend to early adopt this accounting standard for these combined financial statements. We are currently evaluating the effect that adopting this new standard will have on our combined financial statements and related disclosures.

4	Significant Events

On June 11, 2019, a wholly owned subsidiary of Shell Oil Company, our Parent company, entered into an agreement to sell the Martinez Refinery and Logistics Assets to PBF Energy, Inc. The transaction closed on February 1, 2020.

5	Property, Plant, and Equipment

As of December 31, 2019
Refinery machinery and equipment	$2,799.0
Land	26.7
Leased assets	85.5
Assets under construction	101.7
Other	2.9
Property, plant, and equipment at cost	3,015.8
Accumulated depreciation and amortization	(1,717.4)
Property, plant, and equipment, net	$1,298.4

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

6	Inventory

As of December 31, 2019

Crude oil	$69.2
Refined products	241.6
Materials	14.7
Inventory	$325.5

7	Related-Party Transactions

Cash Management Program

We participate in the Parent’s centralized cash management and funding system. Our working capital and capital expenditure requirements have historically been part of the corporate-wide cash management program for the Parent. As part of this program, the Parent maintains all cash generated by our operations and cash required to meet our operating and investing needs is provided by the Parent, as necessary. Net cash generated by or used by our operations is reflected as a component of net parent investment on the accompanying combined balance sheet and as net distributions to Parent on the accompanying combined statement of cash flows.

Related-Party Sales and Purchases

The Asset Group enters into transactions with related parties in the normal course of business, which includes purchases of crude oil, distribution of refined products, and sale of refined products and byproducts. A summary of the significant related-party transactions for the year ended December 31, 2019, is as follows:

For the year ended December 31, 2019

Sales	$3,812.6
Purchases	3,297.2

Related-Party Services

Historically, our Parent and its related parties performed certain services that directly and indirectly supported our operations. Expenses related to these services for the year ended December 31, 2019, were $167.8 million.

We are covered by the insurance policies of our Parent. As of December 31, 2019, our allocated prepaid insurance balance was $10.6 million. Our insurance expense was $20.1 million for the year ended

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

December 31, 2019, which was included within operations and maintenance expenses in the accompanying combined statement of operations.

Employees who directly or indirectly support our operations participate in the pension, postretirement, health and life insurance, and defined contribution benefit plans sponsored by our Parent, which includes other Parent subsidiaries. Our share of pension and postretirement health and life insurance costs for the year ended December 31, 2019, was $27.9 million. Our share of defined contribution plan costs for the year ended December 31, 2019, was $6.2 million. Pension and defined contribution benefit plan expenses are included in either general and administrative expenses or operations and maintenance expenses in the accompanying combined statement of operations, depending on the nature of the employee’s role in our operations.

8	Transaction with Major Customers and Concentration of Credit Risk

Our Parent and our Parent’s affiliates accounted for substantially all of our total revenues for the year ended December 31, 2019. As such, no third-party customer generated revenue greater than 10.0% in 2019.

No third-party customer accounted for accounts receivable greater than 10.0% in 2019.

9	Environmental Compliance Activities

Emissions

We are required to comply with state emissions requirements. To meet this obligation, we purchase emissions credits when our obligation can be reasonably estimated. Some of these contracts are derivative instruments; however, we elect the normal purchase exception and do not record these contracts at fair value. We treat the purchased credits as an asset on the combined balance sheet. Our expenses related to emissions compliance for the year ended December 31, 2019, were $15.4 million.

RINs Credits

We are required to comply with federal ethanol standards and we recognize the related costs as part of our cost of sales. Our expenses related to RFS standards compliance using RINs for the year ended December 31, 2019, were $36.8 million.

10	Commitments and Contingencies

Legal Proceedings

Our Parent and certain affiliates are named defendants in lawsuits and governmental proceedings that arise in the ordinary course of our business. For each of our outstanding legal matters, we evaluate the

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

merits of the case, our exposure to the matter, possible legal or settlement strategies, and the likelihood of an unfavorable outcome. Actual liability with respect to these lawsuits is not determinable. Our management believes, based on Legal counsels’ opinion, that any potential liability will not materially impact our financial position, operating results or cash flows.

11	Income Taxes

Components of income tax benefit related to our operations were as follows:

As of December 31, 2019

Federal	$61.5
State	28.3
Income tax benefit	$89.8

Our reconciliation of our effective tax rate is as follows:

For the year ended December 31, 2019

Loss before tax	$322.9
Federal tax rate	21.0%
Expected income tax benefit	67.8

Effect on income tax of:
State tax benefit	22.4
Nondeductible portion of meals and entertainment	(0.2)
Interest and penalties on taxes	(0.2)
Income tax benefit	$89.8

The tax effects of significant temporary differences representing deferred tax assets and liabilities were as follows:

For the year ended December 31, 2019

Deferred income tax assets
Net operating losses	$199.6
Environmental provision	3.8
Other	11.1
Total deferred income tax assets	214.5

Deferred income tax liabilities
Property, plant, and equipment, net	236.1
Total deferred income tax liabilities	$236.1

Noncurrent deferred tax liability, net	$21.6

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

12	Revenue

Segmented Revenue

For the year ended December 31, 2019

Related party - refining	$3,809.4
Third Party - refining	2.3
Related party - terminaling	3.2
Total revenue	$3,814.9

Remaining Performance Obligations

The majority of our contracts with customers relate to the transfer of refined products and have no remaining performance obligations beyond the transfer of goods. The remaining contracts with customers relate to terminalling services, which are completed over the storage term with no remaining performance obligations once the term ends, and product is transferred back to the customer.

13	Leases

Capital Lease Obligation

We have a capital lease obligation that matures in 2028 for a hydrogen facility that supports our refining operations. As of December 31, 2019, we recognized capital lease obligation of $61.4 million and capital lease assets of $53.5 million. All interest expense recognized in 2019 was related to capital lease obligation.

Future minimum annual lease payments, including interest for capital leases:

2020	$9.0
2021	9.0
2022	9.0
2023	9.0
2024	9.0
Thereafter	34.1
Total minimum lease payments	79.1

Less interest	17.7
Total	$61.4

Operating Lease Obligations

We have operating lease obligations related to government-owned land as part of our dock operations, a nitrogen facility, catalysts, and rail cars. During the year ended December 31, 2019, we recognized operating lease expenses of $1.8 million.

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

Future minimum annual lease payments for operating leases:

2020	$1.7
2021	1.4
2022	1.2
2023	0.7
2024	0.5
Thereafter	0.4
Total minimum lease payments	$5.9

14	Accrued Liabilities Current and Noncurrent

Accrued liabilities - current
As of December 31, 2019

Renewable volume obligation	$36.8
Staff liabilities	6.6
Emission trading liability	4.6
Capital lease obligation	5.5
Environmental remediation	0.3
Other liabilities	0.3
Accrued liabilities - current total	$54.1

Accrued liabilities - noncurrent
As of December 31, 2019

Emissions trading liability	$24.7
Environmental remediation	8.6
Accrued liabilities - noncurrent total	$33.3

15	Other Assets Current and Noncurrent

Other current assets
As of December 31, 2019

Renewable volume asset	$36.8
Emission trading asset	4.6
Other current assets - total	$41.4

Martinez Refinery and Logistics Assets
Notes to Combined Financial Statements
(in millions of dollars)

Other noncurrent assets
As of December 31, 2019

Emissions trading asset	$27.0
Other noncurrent assets - total	$27.0

16	Subsequent Events

We have performed an evaluation of subsequent events through April 17, 2020, which is the date the combined financial statements were issued.